SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2015

BISON PETROLEUM, CORP.

(Exact name of Company as specified in its charter)

Nevada	333-167879	42-1771342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2825 E. Cottonwood Park, Suite 544 Salt Lake City, Utah 84121
(Address of principal executive offices)
(801) 990-3180
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

We have made statements in this report that constitute forward-looking statements, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 8.01 Other Events.

HC Consulting Limited, a Hong Kong limited liability company (“HC”) , has reached an agreement in principle to acquire 20,000,000 shares, representing approximately 47.75% , of the common stock of Bison Petroleum, Corp. (“Bison”), from Antonio Martinez-Guzman , President and CEO of Bison, and an additional 5,083,335 shares of common stock of Bison from two other shareholders of Bison. The parties anticipate that agreements for the sale of the 25,083,335 shares, representing approximately 59.89% of the outstanding shares, of Bison common stock, will be signed this week and subject to HC’s due diligence, closed in early March.

HC Consulting is currently in negotiations with the shareholders of Yinhang Internet Technologies Development, Inc., a Nevada corporation with subsidiaries engaged in providing web hosting services in China (“Yinhang”), with respect to a transaction in which such shareholders will exchange all of their shares in Yinhang for in excess of 95% of the outstanding shares of Bison., including newly issued shares of Bison common stock.

There can be no assurance that any or all of the foregoing transactions will be consummated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BISON PETROLEUM, CORP. Date: February 18, 2015 By: /s/ Antonio Martinez-Guzman Antonio Martinez-Guzman President & CEO